EX-n

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




The Board of Directors of Jackson National Life Insurance Company of New York and Policy Holders of JNLNY Separate Account IV:


We consent to the use of our reports on the financial statements of Jackson National Life Insurance Company of New York dated March 13, 2007, and on the financial statements of JNLNY Separate Account IV, dated March 21, 2007, incorporated herein by reference in the Post-Effective Amendment to Form N-6 of JNLNY Separate Account IV.


 /s/ KPMG LLP

Chicago, Illinois
April 25, 2007